Exhibit 10.34

WARRANT AGREEMENT

Dated as of

[•], 2014

between

ALION SCIENCE AND TECHNOLOGY CORPORATION

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Warrant Agent

Warrants for

Common Stock of

Alion Science and Technology Corporation

i

Appendix A

ii

EXHIBIT A	Form of Warrant Certificate

EXHIBIT B	Stockholders’ Agreement

EXHIBIT C	Form of Election

ANNEX A	Questionnaire

iii

WARRANT AGREEMENT dated as of [•] (this “Agreement”), between ALION SCIENCE AND TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”), and Wilmington Trust, National Association as Warrant Agent (together with its successors and assigns, in such capacity, the “Warrant Agent”).

The Company desires to issue the warrants described in this Agreement.  The Warrants (as defined in this Agreement) initially, subject to the adjustments provided in this Agreement (including Section 4.09), entitle the holders thereof to purchase, in the aggregate, [•] shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) (representing 27.5% percent of the outstanding shares of Common Stock on a fully-diluted basis) consisting of: (i) [•] Warrants to purchase an aggregate of [•] shares of Common Stock (representing 12.5% of the shares of Common Stock), that are immediately exercisable for an exercise price of $0.01 per share of Common Stock (the “Penny Warrants”), (ii) [•] Warrants to purchase an aggregate of [•] shares of Common Stock (representing five percent (5%) of the shares of Common Stock), that become exercisable on the Closing Date Warrant Exercise Date for an exercise price equal to the Closing Date Warrant Exercise Price per share of Common Stock (the “Closing Date Warrants”), (iii) [•] Warrants to purchase an aggregate of [•] shares of Common Stock (representing five percent (5%) of the shares of Common Stock), that become exercisable on [•], 2015 (the “1st Anniversary Warrant Exercise Date”) for an exercise price equal to the 1st Anniversary Warrant Exercise Price per share of Common Stock (the “1st Anniversary Warrants”) and (iv) [•] Warrants to purchase an aggregate of [•] shares of Common Stock (representing five percent (5%) of the shares of Common Stock), that become exercisable on [•], 2016 (the “2nd Anniversary Warrant Exercise Date”) for an exercise price equal to the 2nd Anniversary Warrant Exercise Price per share of Common Stock (the “2nd Anniversary Warrants” and, together with Penny Warrants, the Closing Date Warrants and the 1st Anniversary Warrants, the “Warrants”).

The Company further desires the Warrant Agent to act on behalf of the Company in connection with the issuance of the Warrants as provided in this Agreement and the Warrant Agent is willing to so act.

The Company has duly authorized the execution and delivery of this Agreement to provide for the issuance of Warrants to be exercisable at such times and for such prices, and to have such other provisions, as shall be hereinafter provided.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders:

ARTICLE I

Definitions

Section 1.01.  Definitions.

(a)                                 “2010 Warrants” means the warrants to purchase Common Stock issued pursuant to the 2010 Warrant Agreement.

(b)                                 “2010 Warrant Agreement” means that certain Warrant Agreement, dated as of March 22, 2010, between the Company and Wilmington Trust Company, as warrant agent.

(c)                                  “Affiliate” of any Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (ii) any other Person who is a director or executive officer (A) of such Person, (B) of any subsidiary of such Person or (C) of any Person described in clause (i) above.  For purposes hereof, (a) “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and (b) beneficial ownership of 10% or more of the voting common equity (on a fully diluted basis) or warrants to purchase such amount of equity (whether or not currently exercisable) of a Person shall be deemed to be in control of such Person; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  Notwithstanding the forgoing, the Supporting Noteholders and their Affiliates shall not be deemed Affiliates of the Company.

(d)                                 “Applicable Law” means any federal state, local or foreign law, statute, code, ordinance, rule or regulation (including rules and regulations of self-regulatory organizations).

(e)                                  “ASOF CTO Funding” has the meaning ascribed to such term in the Refinancing Support Agreement.

(f)                                   “Board” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

(g)                                  “Business Day” means each day which is not a Legal Holiday.

(h)                                 “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

(i)                                     “Cashless Exercise Ratio” means a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the Exercise Date over the applicable Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Common Stock on the Exercise Date.

(j)                                    “Certificated Warrants” means certificated Warrants in fully registered definitive form.

(k)                                 “Closing Date” shall have the meaning provided in the Refinancing Support Agreement.

(l)                                     “Code” means the Internal Revenue Code of 1986, as amended.

(m)                             “Common Equivalent Shares” means the shares of Common Stock and any other class or series of Capital Stock of the Company, whether or not denominated as shares of Common Stock, including any series of preferred stock, which is entitled to participate in dividends and other distributions, including distributions upon liquidation, dissolution or winding-up of the Company.

(n)                                 “Consent Right” has the meaning provided in the Series A Preferred Stock Certificate of Designation.

(o)                                 “Convertible Securities” means any securities, warrants, options or rights to acquire Common Equivalent Shares that, directly or indirectly, are convertible into, exercisable or exchangeable for, or otherwise represent the right to acquire receive or subscribe for, Common Equivalent Shares, with or without payment of additional consideration in cash or property, whether immediately or upon the occurrence of a specified date or a specified event, the satisfaction of or failure to satisfy any condition or the happening or failure to happen of any other contingency.

(p)                                 “CTO Funding” means, collectively, the ASOF CTO Funding and Prorata CTO Funding.

(q)                                 “Current Market Value” per share of Common Stock or any other security at any date means (i) if the Common Stock is not traded on a recognized national securities exchange or in the over-the-counter market, the value of the security as determined by an Independent Financial Expert selected by the Warrant Agent (at the direction of the Required Warrant Holders) or (ii) if the Common Stock is traded on a recognized national securities exchange or in the over-the-counter market, the average of the daily closing bid prices (or the equivalent in an over-the-counter market) for each Business Day during the period commencing fifteen (15) Business Days before such date and ending on the date one (1) day prior to such date, or if the security has been traded for fewer than fifteen (15) consecutive Business Days before such date, then the average of the daily closing bid prices (or such equivalent) for all of the Business Days before such date for which daily closing bid prices are available; provided, however, if the closing bid price is not determinable for at least ten (10) Business Days in such period, the “Current Market Value” of the security shall be determined under clause (i) above.  Notwithstanding the foregoing, with respect to purchases of Common Stock by the ESOP from the Company using rollovers, transfers or Participant Elective Deferrals, for purposes of Section 4.04 of this Agreement, the “Current Market Value” of the Common Stock shall be determined in accordance with the ESOP Plan Documents and will be based on the valuation of the Common Stock for the applicable current six-month period or the immediately preceding six-month period, whichever is lower.

(r)                                    “Depository” means the Depository Trust Company, its nominees and their respective successors.

(s)                                   “ESOP” means the employee benefit plan entitled “The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan” adopted and maintained by the Company and as in effect as of the date hereof and as may be amended as required by a change in applicable law the date hereof, and subject to the Consent Rights, any successor plan or other plan that is intended to constitute an employee stock ownership plan within the meaning of Section 4975(e) of the United States Tax Code.

(t)                                    “ESOP Plan Documents” means collectively, the governing agreements and other documents and instruments of the ESOP, in each case as in effect as of the date hereof and as may be amended as required by a change in Applicable Law after the date hereof.

(u)                                 “ESOP Trust” means the trust entitled “Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust” and adopted and maintained by the Company pursuant to applicable ESOP Plan Documents, as in effect as of the date hereof and as may be amended as required by a change in Applicable Law after the date hereof, and, subject to the terms of the Designation Certificate, any successor trust or other trust established in connection with the ESOP.

(v)                                 “ESOP Trustee” means State Street Bank and Trust Company, the entity appointed as trustee for the ESOP Trust pursuant to the terms of the ESOP or any successor trustee.

(w)                               “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

(x)                                 “Exercise Date” means, for a given Warrant, the day on which such Warrant is exercised pursuant to Section 3.05.

(y)                                 “Exercise Price” shall mean, as applicable, (i) the Penny Warrant Exercise Price, (ii) the Closing Date Warrant Exercise Price, (iii) the 1st Anniversary Warrant Exercise Price or (iv) the 2nd Anniversary Warrant Exercise Price.

(z)                                  “First Fiscal Year” means the twelve (12) calendar month accounting period of the Company that first concludes after the Closing Date.

(aa)                          “First Lien Term Loan” means that certain first lien term loan governed by that certain credit agreement dated as of [•] by and among the Company, the Subsidiary Guarantors named therein and [•] as administrative agent.

(bb)                          “GAAP” means the generally accepted accounting principles in the United States in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

(cc)                            “General Voting Right” means any matter the holders of the Common Stock are entitled to vote generally, including the election of directors of the Company (other than the Series A Directors).

(dd)                          “Governmental Authority” means any national, federal, state, municipal, local, provincial, territorial, government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal, including any United States or other such entity anywhere in the world.

(ee)                            “Holder” means a Person who owns a beneficial interest in a Warrant registered in the Certificate Register (whether or not such Warrant is then exercisable).

(ff)                              “Holders’ Counsel” means Fried, Frank, Harris, Shriver & Jacobson LLP or such other single law firm as is otherwise designated from time to time by the Required Warrant Holders in writing to the Company.

(gg)                            “Initial Holders” means the Persons receiving Warrants pursuant to the Tender/Exchange Offer and the CTO Funding.

(hh)                          “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

(ii)                                  “Liquidity Event” means any of the following: (i) a transaction in respect of which the Holders have a Tag-Along Right or the Holders are subject to a Drag-Along Right, (ii) the Company’s undertakes a public offering of the Common Stock having gross proceeds of not less than $30,000,000 or (iii) the Company consolidates with, merges with or into, or sells all or substantially all of its assets to, or a majority of the Company’s equity securities are sold to, another Person.

(jj)                                “March 2014 ESOP Issuance” means any of the following: (i) the Company issues shares of Common Stock to the ESOP for Company contributions to the ESOP in the form of Company match and profit sharing contributions for the period ended March 31, 2014 (or as of the end of any period that includes any portion of the Company’s fiscal six-month period ended March 31, 2014) or (ii) the ESOP purchases shares of Common Stock from the Company using rollovers, transfers or Participant Elective Deferrals for the period ended March 31, 2014 (or as of the end of any period that includes any portion of the Company’s fiscal six-month period ended March 31, 2014).

(kk)                          “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Senior Vice President, the Treasurer or the Secretary or an Assistant Secretary of the Company.

(ll)                                  “Officers’ Certificate” means a certificate signed by two (2) Officers.

(mm)                  “Opinion of Counsel” means a written opinion, in form and substance reasonably satisfactory to the Warrant Agent, from legal counsel who is reasonably acceptable to the Warrant Agent.  Such counsel may be an employee of or counsel to the Company.

(nn)                          “Participant Elective Deferrals” means “Elective Deferrals” as such term is defined in the ESOP.

(oo)                          “Person” means any individual, corporation, partnership, joint venture, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

(pp)                          “Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the payment of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

(qq)                          “Prospectus” shall mean the prospectus included in a Shelf Registration Statement, and any such prospectus as amended or supplemented by any prospectus supplement and by all other amendments and supplements to a prospectus, including any preliminary prospectus and post-effective amendments, in each case including all materials incorporated by reference therein.

(rr)                                “Prorata CTO Funding” has the meaning ascribed to such term in the Refinancing Support Agreement.

(ss)                              “Refinancing Support Agreement” means that certain Refinancing Support Agreement dated as of December 24, 2013 by and among (a) the Company, (b) ASOF II Investments, LLC, a Delaware limited liability company and (c) Phoenix Investment Adviser, LLC, a Delaware limited liability company, on behalf of certain private funds and accounts managed by it, as amended from time to time in accordance with its terms.

(tt)                                “Required Warrant Holders” means (i) with respect to a General Voting Right, Holders representing at least a majority of the Common Stock to be received upon the exercise of all outstanding Warrants (whether or not the Warrants are then exercisable) providing direction to the Warrant Agent on the matter being voted or acted upon and (ii) with respect to a Consent Right, the election of the Series A Directors or any other direction contemplated by this Agreement (but excluding a General Voting Right), Holders representing at least 60% of the Common Stock to be received upon the exercise of all outstanding Warrants (whether or not the Warrants are then exercisable); provided, however, that such 60% threshold may be reduced by written instruction to the Warrant Agent within ten (10) days following the date hereof from Holders representing at least 60% of the Common Stock to be received upon the exercise of all Warrants initially issued by the Company to a threshold not less than 50%.

(uu)                          “Revolving Credit Facility” means that certain revolving credit facility by and among [•], dated as of the date hereof.

(vv)                          “SEC” means the Securities and Exchange Commission or any other similar or successor agency of the federal government of the United States administering the Securities Act and/or the Exchange Act.

(ww)                      “Second Fiscal Year” means the twelve (12) calendar month accounting period of the Company that first concludes after the First Fiscal Year.

(xx)                          “Second Lien Term Loan” means that certain second lien term loan governed by that certain credit agreement dated as of [•] by and among the Company, the Subsidiary Guarantors named therein and [•] as administrative agent.

(yy)                          “Securities” means the Warrants and the shares of Common Stock issuable in connection therewith.

(zz)                            “Securities Act” means the U.S. Securities Act of 1933, as amended or any successor statute thereto.

(aaa)                   “Series A Directors” has the meaning provided in the Series A Preferred Stock Certificate of Designation.

(bbb)                   “Series A Preferred Stock” means the share of series A preferred stock of the Company issued pursuant to the Series A Preferred Stock Certificate of Designation.

(ccc)                      “Series A Preferred Stock Certificate of Designation” means that certain Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock filed with the Secretary of State of the State of Delaware on the date hereof.

(ddd)                   “Stockholders’ Agreement” means that certain Stockholders’ Agreement by and among the Company and the ESOP Trustee dated as of the date hereof and substantially in the form attached hereto as Exhibit B.

(eee)                      “Supporting Noteholders” has the meaning ascribed to such term in the Refinancing Support Agreement.

(fff)                         “Tender/Exchange Offer” means the tender and exchange offers conducted by the Company pursuant to a registration statement filed under the Securities Act and pursuant to the terms of the Refinancing Support Agreement.

(ggg)                      “Third Lien Notes” means the notes issued under the Third Lien Notes Indenture.

(hhh)                   “Third Lien Notes Indenture” means the Indenture dated as of the date hereof, among the Company, the Subsidiary Guarantors named therein and Wilmington Trust, National Association, as trustee with respect to the Third Lien Notes.

(iii)                               “Transfer” means any transfer by way of sale, assignment, conveyance or other disposition (including by merger, operation of law, bequest or pursuant to any domestic relations order, whether voluntarily or involuntarily) and the term “Transferred” shall have a correlative meaning; provided, however, that a transaction that is a pledge, hypothecation, encumbrance or grant of a security interest shall not be deemed to be a Transfer, but a foreclosure pursuant thereto shall be deemed to be a Transfer.

(jjj)                            “Trustee” means Wilmington Trust, National Association, or any successor trustee under the Third Lien Notes Indenture.

(kkk)                   “Warrant Certificates” mean the registered certificates (including the Global Warrants) issued by the Company under this Agreement representing the Warrants.

(lll)                               “Warrant Custodian” means the custodian with respect to a Global Warrant (as appointed by the Depository) or any successor person thereto and shall initially be the Warrant Agent.

(mmm)       “Warrant Shares” mean the shares of Common Stock (and any evidence of indebtedness, or any other properties or securities, warrants, options, or subscription or purchase rights) issuable upon exercise of the Warrants.

(nnn)                   “Warrants Issue Date” means the date on which the Warrants are initially issued.

Section 1.02.  Other Definitions.

Term	Defined in Section
“40% Threshold”	Section 5.02(f)(vii)
“1st Anniversary Valuation”	Section 3.03
“1st Anniversary Initial Valuation”	Section 3.03(b)(i)
“1st Anniversary Subsequent Valuation”	Section 3.02(c)
“1st Anniversary Warrant Exercise Date”	Recitals
“1st Anniversary Warrant Exercise Price”	Section 3.03(a)
“1st Anniversary Warrants”	Recitals
“2nd Anniversary Valuation”	Section 3.03
“2nd Anniversary Initial Valuation”	Section 3.03(c)(i)
“2nd Anniversary Subsequent Valuation”	Section 3.02(d)
“2nd Anniversary Warrant Exercise Date”	Recitals
“2nd Anniversary Warrant Exercise Price”	Section 3.03(b)(ii)a
“2nd Anniversary Warrants”	Recitals
“Additional 2010 Warrant Shares”	Section 4.08
“Agreement”	Recitals
“Agent Members”	Section 2.01(b)
“Cash Exercise”	Section 3.05
“Cashless Exercise”	Section 3.05
“Certificate Register”	Section 2.03
“Closing Date Warrants”	Recitals
“Closing Date Warrant Exercise Date”	Section 3.02(b)
“Closing Date Warrant Exercise Price”	Section 3.01(b)
“Common Stock”	Recitals
“Company”	Recitals
“Drag-Along Right”	Section 3.10
“Effectiveness Period”	Section 2.10(c)
“Expiration Date”	Section 3.02(b)
“Global Warrant”	Section 2.01(a)
“Identified Person”	Section 6.03(e)
“Identified Persons”	Section 6.03(e)
“Independent Financial Expert”	Section 3.03(b)(ii)b
“New Securities”	Section 3.13(a)
“New Securities Sale Period”	Section 3.13(c)
“Note Transfer Agent”	Section 2.01
“Offering”	Recitals
“Penny Warrants”	Recitals
“Penny Warrant Exercise Price”	Section 3.01(a)
“Preemptive Rights Acceptance Period”	Section 3.13(b)
“Preemptive Rights Issuance”	Section 3.13(a)
“Preemptive Rights Notice”	Section 3.13(b)
“Questionnaire”	Section 2.10(b)

“Registrable Securities”	Section 2.10(a)
“Registrar”	Section 3.08
“Relevant Corporate Opportunity”	Section 6.03(e)
“Required Filing Date”	Section 2.10(a)
“Shelf Registration Statement”	Section 2.10(a)
“Significant Holder”	3.13(a)
“Stock Transfer Agent”	Section 3.06
“Successor Company”	Section 4.07
“Tag-Along Right”	Section 3.12
“Transaction”	Section 4.07(a)
“Units”	Recitals
“Warrant Agent”	Recitals
“Warrants”	Recitals

Section 1.03.  Rules of Construction.  Unless the text otherwise requires:

(a)                                 a capitalized term has the meaning assigned to it;

(b)                            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                             references in the singular or to “him,” “her,” “it,” “itself” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

(d)                            references to Articles, Sections and Exhibits shall refer to articles, sections and exhibits of this Agreement, unless otherwise specified;

(e)                             this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted;

(f)                              all monetary figures shall be in United States dollars unless otherwise specified;

(g)                             references to “including” in this Agreement shall mean “including, without limitation,” whether or not so specified;

(h)                            the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”;

(i)                                     any time period specified shall be deemed to expire at 5:00 p.m., New York time, on the specified expiration date; provided, that if any expiration date expires on a day other than a Business Day, the expiration date shall be extended until the next succeeding Business Day; and provided, further, that any time period not specified with Business Days shall mean calendar days; and

(j)                                    all cash payments shall be made in the currency of the United States.

ARTICLE II

Warrant Certificates

Section 2.01.  Form and Dating.  The Warrants have been issued by the Company in connection with the Tender/Exchange Offer and the CTO Funding.  Although each Warrant has been issued as part of a Unit including $1,000 principal amount of Third Lien Notes, each Warrant may be Transferred or exchanged separately from the Third Lien Notes from and after the date hereof.  In addition, in connection with the Warrants, the Company has issued to the Warrant Agent, for the benefit of the Holders, the Series A Preferred Stock.  The terms of the Warrants shall be governed by this Agreement.  The terms of the Series A Preferred Stock shall be governed by the Series A Preferred Stock Certificate of Designation.

(a)                                 Global Warrants.  The Warrants have been issued in the form of one or more permanent global warrants for each of the Penny Warrants, the Closing Date Warrants, the 1st Anniversary Date Warrants and the 2nd Anniversary Date Warrants (each, a “Global Warrant”), in definitive, fully registered form with the legends set forth in Exhibit A hereto, which Global Warrants have been deposited on behalf of the Initial Holders with the Warrant Agent, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided.

(b)                                 Book Entry Provisions.

(i)                                     This Section 2.01(b) shall apply only to a Global Warrant deposited with or on behalf of the Depository.  The Company shall execute and the Warrant Agent shall, in accordance with Section 2.02, countersign and deliver initially one or more Global Warrants that (x) shall be registered in the name of the Depository for such Global Warrant or Global Warrants or the nominee of the Depository and (y) shall be delivered by the Warrant Agent to the Depository or pursuant to the Depository’s instructions or held by the Warrant Agent as custodian for the Depository.

(ii)                                  Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depository or by the Warrant Agent as the custodian of the Depository or under such Global Warrant, and the Depository may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever.  Notwithstanding the foregoing, nothing in this Agreement shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a Holder of a beneficial interest in any Global Warrant.

(c)                                  Certificated Securities.  Except as provided in Section 2.04 or Section 2.05, owners of beneficial interests in Global Warrants will not be entitled to receive physical delivery of certificated Warrants.

Section 2.02.  Execution and Countersignature.

(a)                                 Two (2) Officers shall sign the Warrant Certificates for the Company by manual or facsimile signature.

(b)                                 If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrants evidenced by such Warrant Certificate shall be valid nevertheless.

(c)                                  The Warrant Agent may appoint an agent reasonably acceptable to the Company to countersign the Warrant Certificates.  Unless limited by the terms of such appointment, such agent may countersign Warrant Certificates whenever the Warrant Agent may do so.  Each reference in this Agreement to countersignature by the Warrant Agent includes countersignature by such agent.  Such agent will have the same rights as the Warrant Agent for service of notices and demands.

(d)                                 At any time and from time to time after the execution of this Agreement, the Warrant Agent or an agent reasonably acceptable to the Company shall upon receipt of a written order of the Company signed by two (2) Officers of the Company manually countersign for original issue a Warrant Certificate evidencing the number of Warrants specified in such order; provided, however, that the Warrant Agent shall be entitled to receive an Officers’ Certificate that it may reasonably request in connection with such countersignature of Warrants.  Such order shall specify the number of Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned and the number of Warrants then authorized.

(e)                                  The Warrants evidenced by a Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent or its agent as provided above manually countersigns the Warrant Certificate.  The signature shall be conclusive evidence that the Warrant Certificate has been countersigned under this Agreement.

Section 2.03.  Certificate Register.  The Warrant Agent shall keep a register (the “Certificate Register”) of the Warrant Certificates and of their transfer and exchange.  The Certificate Register shall show the names and addresses of the respective Holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates.  The Company and the Warrant Agent may deem and treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

Section 2.04.  Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Warrants.

(i)                                     The transfer and exchange of the beneficial interests in Global Warrants shall be effected through the Depository, in accordance with this Agreement (including applicable restrictions on transfer set forth in this Agreement), the procedures of the Depository therefor and in accordance with Applicable Law.  A transferor of a beneficial interest in a Global Warrant shall deliver to the Warrant Agent a written order given in accordance with the

Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Warrant.  The Warrant Agent shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Warrant and to debit the account of the Person making the transfer of the beneficial interest in the Global Warrant being transferred.

(ii)                                  Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 2.05), a beneficial interest in a Global Warrant may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iii)                               In the event that a Global Warrant is exchanged and transferred for Warrants in definitive registered form pursuant to Section 2.05, such Warrants may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.04 and such other procedures as may from time to time be adopted by the Company as well as in accordance with Applicable Law.

(b)                                 Legend.  Each Warrant Certificate shall bear a legend in substantially the following form:

“ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT (THE “WARRANT AGREEMENT”) DATED AS OF [DATE] BETWEEN ALION SCIENCE AND TECHNOLOGY CORPORATION (THE “COMPANY”) AND WILMINGTON TRUST, NATIONAL ASSOCIATION AS WARRANT AGENT.  BY ACCEPTING DELIVERY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, ANY TRANSFEREE SHALL BE DEEMED TO HAVE AGREED TO BE BOUND BY THE WARRANT AGREEMENT AS IF THE TRANSFEREE HAD EXECUTED AND DELIVERED THE WARRANT AGREEMENT.”

Each Global Warrant will bear legends required by the Depository substantially in the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL

INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.”

(c)                                  Cancellation or Adjustment of Global Warrant.  At such time as all beneficial interests in a Global Warrant have been exchanged for certificated Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to the Depository for cancellation or retained and canceled by the Warrant Agent, and, after cancellation, shall be returned to the Company.  At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for certificated Warrants, redeemed, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an adjustment shall be made on the books and records of the Warrant Agent (if it is then the Warrant Custodian for such Global Warrant) with respect to such Global Warrant, by the Warrant Agent, to reflect such reduction.

(d)                                 Obligations with Respect to Transfers and Exchanges of Warrants.

(i)                                     To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign certificated Warrants and Global Warrants as required pursuant to the provisions of Section 2.02 and this Section 2.04.

(ii)                                  No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Warrant Certificate at the office of the Warrant Agent maintained for that purpose, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

(iii)                               Prior to the due presentation for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Person in whose name a Warrant is registered as the absolute owner of such Warrant, and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

(iv)                              All Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such transfer or exchange.

(e)                                  No Obligation of the Warrant Agent.

(i)                                     The Warrant Agent shall have no responsibility or obligation to any beneficial owner of a Global Warrant, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Warrants or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice or the payment of any amount, under or with respect to such Warrants.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Warrants shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Warrant).  Unless otherwise specified, the rights of beneficial owners in any Global Warrant shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)                                  The Warrant Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Warrant (including any transfers between or among the Depository participants, members or beneficial owners in any Global Warrant) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.05.  Certificated Warrants.

(a)                                 A Global Warrant deposited with the Depository or with the Warrant Agent as custodian for the Depository pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Warrants in a number equal to the number of Warrants represented by such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 2.04 and (i) the Depository notifies the Company that it is unwilling or unable to continue as depositary for such Global Warrant or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act and, in each such case, a successor depositary is not appointed by the Company within ninety (90) days of such notice or (ii) the Company, with the consent of the Required Warrant Holders, notifies the Warrant Agent in writing that it elects to cause the issuance of Certificated Warrants under this Agreement.

(b)                                 Any Global Warrant that is transferable to the beneficial owners thereof pursuant to this Section 2.05 shall be surrendered by the Depository to the Warrant Agent, to be so transferred, in whole or from time to time in part, without charge, and the Warrant Agent shall countersign and deliver, upon such transfer of each portion of such Global Warrant, an equal number of Certificated Warrants.  Any Certificated Warrants delivered in exchange for an interest in the Global Warrant shall bear the legends set forth in Section 2.04(b).

(c)                                  Subject to the provisions of Section 2.05(b), the registered Holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Warrants.

(d)                                 In the event of the occurrence of either of the events specified in Section 2.05(a), the Company will promptly make available to the Warrant Agent a reasonable supply of Certificated Warrants in definitive, fully registered form.

Section 2.06.  Replacement Certificates.  If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate if the reasonable requirements of the Warrant Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met.  If required by the Warrant Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss which either of them may suffer if a Warrant Certificate is replaced.  The Company and the Warrant Agent may charge the Holder for their reasonable out-of-pocket expenses in replacing a Warrant Certificate.  Every replacement Warrant Certificate evidences an additional obligation of the Company.

Section 2.07.  Outstanding Warrants.  Warrants outstanding at any time are all Warrants evidenced on all Warrant Certificates authenticated by the Warrant Agent except for those canceled by it and those delivered to it for cancellation.  A Warrant does not cease to be outstanding because an Affiliate of the Company holds the Warrant.  A Warrant ceases to be outstanding and shall no longer be exercisable if the Company or any Subsidiary of the Company holds the Warrant.

If a Warrant Certificate is replaced pursuant to Section 2.06 of this Agreement, the Warrants evidenced thereby cease to be outstanding and shall no longer be exercisable unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a bona fide purchaser.

Section 2.08.  Cancellation.

(a)                                 In the event the Company or any Subsidiary of the Company shall purchase or otherwise acquire Certificated Warrants, the same shall thereupon be delivered to the Warrant Agent for cancellation.

(b)                                 The Warrant Agent and no one else shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Warrant Agent to deliver canceled Warrant Certificates to the Company.  The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised or Warrants which the Company or any Subsidiary of the Company has purchased or otherwise acquired.

Section 2.09.  CUSIP Numbers.  The Company in issuing the Warrants shall use “CUSIP” numbers and the Warrant Agent shall use “CUSIP” numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

Section 2.10.  Registration.

(a)                                 Filing of Shelf Registration.  The Company covenants and agrees that, within fifteen (15) Business Days of the execution of this Agreement (the “Required Filing Date”), it shall file one or more “shelf” registration statements pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act (collectively, the “Shelf Registration Statement”) to permit on a continuous basis resales of the Warrants by the Holders thereof who may be deemed Affiliates of the Company, the issuance of Warrant Shares upon the exercise of the Warrants by the Holders thereof and the resale of Warrant Shares by the Holders thereof who may be deemed Affiliates of the Company (the “Registrable Securities”).  The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to become effective as promptly as possible after the filing thereof, but in no event later than sixty (60) days after the Required Filing Date.

(b)                                 The Shelf Registration Statement shall be on Form S-3.  In the event Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on Form S-1 or another appropriate form in accordance herewith as the Holders may consent and (ii) attempt to register the Registrable Securities on Form S-3 as soon as such form is available, provided, that, the Company shall maintain the effectiveness of the Shelf Registration Statements then in effect until such time as a Shelf Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(c)                                  The Company shall use commercially reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC as promptly as reasonably possible after the filing thereof, but in any event within sixty (60) days of such filing (it being understood that the Company does not guarantee that the Registration Statement will be declared effective by the SEC within such time), and shall use commercially reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until such time as this Section 2.10 no longer survives following expiration of all of the Warrants pursuant to Section 3.04 hereof (the “Effectiveness Period”).

(d)                                 The Company shall notify the Holders in writing as promptly as reasonably possible (and in any event within one (1) Business Day) after receiving notification from the SEC that the Shelf Registration Statement has been declared effective.

(e)                                  Prior to the filing of the Shelf Registration Statement, any Prospectus or any amendments or supplements thereto, the Company shall furnish to the Holders’ Counsel copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable approval of the Holders.

(f)                                   The Company shall (i) prepare and file with the SEC such amendments, including post-effective amendments, to each Shelf Registration Statement and Prospectus as may be necessary to keep the Shelf Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period (including as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act) and prepare and file with the SEC such additional Shelf Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required supplement, and as so supplemented or amended to be filed pursuant to Rule 424 under the Securities Act; (iii) respond as promptly as reasonably possible to any comments (other than non-substantive comments) received from the SEC with respect to the Shelf Registration Statement or any amendment thereto and provide the Holders’ Counsel with true and complete copies of all correspondence from and to the SEC relating to the Shelf Registration Statement as promptly as possible; provided, however, that the Company shall not provide copies of any correspondence that would result in the disclosure of material non-public information concerning the Company (it being understood that the Company shall provide such information to the Holders’ Counsel at such time as it is no longer material non-public information); and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement in accordance with the intended methods of disposition by the Holders set forth in the Shelf Registration Statement or Prospectus (in each case, as amended or supplemented).

(g)                                  The Company shall notify the Warrant Agent and the Holders’ Counsel in the event that: (i) any Shelf Registration Statement or any post-effective amendment is declared effective; (ii) the SEC issues any stop order suspending the effectiveness of any Shelf Registration Statement or initiates any proceedings for that purpose; (iii) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any proceeding for such purpose; or (iv) the financial statements included or incorporated by reference in any Shelf Registration Statement become ineligible for inclusion or incorporation therein or any statement made in any Shelf Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Shelf Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company shall notify the Holders’ Counsel in the event that the SEC or any other federal or state Governmental Authority requests any amendment or supplement to any Shelf Registration Statement or Prospectus or requests additional information related thereto.

(h)                                 Upon the occurrence of any event described in paragraph (g) above, the Company shall as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Shelf Registration Statement will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)                                     The Company shall be permitted to suspend the availability of the Shelf Registration Statement and the use of any Prospectus only if the Company furnishes to the Holders a certificate signed by the chief executive or chief financial officer of the Company stating that in the good faith judgment of the Company’s Board of Directors: (A) any resale of Registrable Securities could reasonably be expected to materially interfere with an acquisition, corporate reorganization, financing or other material transaction then under consideration by the Company or (B) there is some other material development relating to the operations or condition (financial or other) of the Company that has not been disclosed to the general public and as to which it is in the Company’s best interests not to disclose; provided, however, that any period during which the availability of the Shelf Registration Statement and any Prospectus may be suspended pursuant to this clause (i) may not exceed forty-five (45) days in the aggregate during any twelve (12) month period; provided, further, that the Company may not so suspend the Shelf Registration Statement or cause the Holders or any other holder of Registrable Securities to discontinue sales under the Shelf Registration Statement or Prospectus more than once in any calendar year.

(j)                                    The Company shall use its commercially reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Shelf Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(k)                                 The Company shall promptly deliver to the Holders and each other holder of Registrable Securities, without charge, as many copies of the Prospectus and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Holders and each other holder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(l)                                     The Company shall cooperate with the Holders and each other holder or transferee of Registrable Securities (i) to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Shelf Registration Statement, which certificates shall be free of all restrictive legends, and (ii) to enable such Registrable Securities to be in such denominations (permitted by any indenture governing such securities to the extent a debt security) and registered in such names as the Holders and each other holder or transferee of Registrable Securities may request.

(m)                             The Company shall pay all fees and expenses incident to the preparation and filing of the registration statements contemplated by this Section 2.10 by the Company, including (i) all registration and filing fees and expenses, including without limitation those related to filings with the SEC and in connection with applicable state securities or blue sky laws, (ii) printing expenses, (iii) messenger, telephone and delivery expenses, and (iv) reasonable and documented legal fees and expenses of the Holders’ Counsel (or reimburse the Holders for such fees and expenses of the Holders’ Counsel).

(n)                                 Holder Information.  Prior to filing the Shelf Registration Statement, the Company shall provide each Holder with a copy of the questionnaire in the form attached hereto as Annex A (the “Questionnaire”).  In order to be named as a selling securityholder in the Prospectus at the time of effectiveness of the Shelf Registration Statement, each Holder must, before the effectiveness of the Shelf Registration Statement, have furnished a completed Questionnaire containing no material misstatement of fact and not omitting any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  From and after the date that the Shelf Registration Statement is first declared effective by the SEC, upon receipt of a completed Questionnaire from the Holders who had not prior to such time furnished a completed Questionnaire to the Company, the Company will use its reasonable best efforts to file within fifteen (15) Business Days thereafter any amendments or supplements to the Shelf Registration Statement necessary for such Holder to be named as a selling securityholder in the Shelf Registration Statement.  Each Holder named as a selling securityholder in the Shelf Registration Statement agrees to promptly furnish to the Company an updated Questionnaire in order to make information previously furnished to the Company by the Holder not materially misleading.

ARTICLE III

Exercise Terms

Section 3.01.  Exercise.

(a)                                 Each Penny Warrant, when exercised, shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement (including pursuant to Section 4.09), to purchase [•] shares of Common Stock.  The exercise price of each Penny Warrant is equal to $0.01 per share, subject to the adjustments provided for in this Agreement (the “Penny Warrant Exercise Price”).

(b)                                 Each Closing Date Warrant, when exercised, shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement (including pursuant to Section 4.09), to purchase [•] shares of Common Stock.  The exercise price of each Closing Date Warrant is equal to the Closing Date Warrant Exercise Price; provided, however, if a Liquidity Event occurs prior to the fixing of the Closing Date Warrant Exercise Price, the exercise price for each Closing Date Warrant shall become, immediately prior to the consummation of that Liquidity Event, $8.10 per share, subject to the adjustments provided for in this Agreement for the events that occurred on and after the date hereof and prior to the occurrence of such Liquidity Event as if such Exercise Price had been the Exercise Price on the date hereof.

(c)                                  Each 1st Anniversary Warrant, when exercised, shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement (including pursuant to Section 4.09), to purchase [•] shares of Common Stock.  The exercise price of each 1st Anniversary Warrant is equal to the 1st Anniversary Warrant Exercise Price; provided, however, if a Liquidity Event occurs prior to the fixing of the 1st Anniversary Warrant Exercise Price, the exercise price for each 1st Anniversary Warrant shall become, immediately prior to the consummation of that Liquidity Event, (i) if the Closing Date Warrant Exercise Price has been fixed prior to that time, the 1st Anniversary Warrant Exercise Price or (ii) if the Closing Date Warrant Exercise Price has not been fixed prior to that time, $8.10 per share, in each case subject to the adjustments provided for in this Agreement for the events that occurred on and after the date hereof and prior to the occurrence of such Liquidity Event as if such Exercise Price had been the Exercise Price on the date hereof.

(d)                                 Each 2nd Anniversary Warrant, when exercised, shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement (including pursuant to Section 4.09), to purchase [•] shares of Common Stock.  The exercise price of each 2nd Anniversary Warrant is equal to the 2nd Anniversary Warrant Exercise Price; provided, however, if a Liquidity Event occurs prior to the fixing of the 2nd Anniversary Warrant Exercise Price, the exercise price for each 2nd Anniversary Warrant shall become, immediately prior to the consummation of that Liquidity Event, (i) if the 1st Anniversary Warrant Exercise Price has been fixed prior to that time, the 1st Anniversary Warrant Exercise Price, (ii) if the 1st Anniversary Warrant Exercise Price has not been fixed prior to that time, the Closing Date Warrant Exercise Price or (iii) if the Closing Date Warrant Exercise Price has not been fixed prior to that time, $8.10 per share, in each case subject to the adjustments provided for in this Agreement for events that occurred on and after the date hereof and prior to the occurrence of such Liquidity Event as if such Exercise Price had been the Exercise Price on the date hereof.

Section 3.02.  Exercise Periods.

(a)                                 Subject to the terms and conditions set forth in this Agreement, the Penny Warrants shall be exercisable, in whole or in part, at any time and from time to time on or after the Closing Date.

(b)                                 Subject to the terms and conditions set forth in this Agreement, the Closing Date Warrants shall be exercisable, in whole or in part, at any time and from time to time on or after the date on which the Closing Date Warrant Exercise Price is fixed in accordance with Section 3.03(a) (the “Closing Date Warrant Exercise Date”) or, if earlier, immediately prior to the consummation of a Liquidity Event so as to enable the Holder of such Warrant to participate in the Liquidity Event.

(c)                                  Subject to the terms and conditions set forth in this Agreement, the 1st Anniversary Warrants shall be exercisable, in whole or in part, at any time and from time to time on or after 1st Anniversary Warrant Exercise Date or, if earlier, immediately prior to the consummation of a Liquidity Event so as to enable the Holder of such Warrant to participate in the Liquidity Event; provided, however, that if the 1st Anniversary Warrant Exercise Date is more than six (6) months after the end of the First Fiscal Year, the Warrant Agent (at the direction of the Required Warrant Holders) may elect to delay the exercise date of the 1st Anniversary Warrants until the earlier of (i) the date on which the ESOP Trustee delivers to the Company and the Warrant Agent a valuation of the Common Stock subsequent to the 1st Anniversary Initial Valuation (the “1st Anniversary Subsequent Valuation”) and (ii) nine (9) months after the end of the First Fiscal Year.

(d)                                 Subject to the terms and conditions set forth in this Agreement, the 2nd Anniversary Warrants shall be exercisable, in whole or in part, at any time and from time to time on or after 2nd Anniversary Warrant Exercise Date or, if earlier, immediately prior to the consummation of a Liquidity Event so as to enable the Holder of such Warrant to participate in the Liquidity Event; provided, however, that if the 2nd Anniversary Warrant Exercise Date is more than six (6) months after the end of the Second Fiscal Year, the Warrant Agent (at the direction of the Required Warrant Holders) may elect to delay the exercise date of the 2nd Anniversary Warrants until the earlier of (i) the date on which the ESOP Trustee delivers to the Company and the Warrant Agent a valuation of the Common Stock subsequent to the 2nd Anniversary Initial Valuation (the “2nd Anniversary Subsequent Valuation”) and (ii) nine (9) months after the end of the Second Fiscal Year.

(e)                                  No Warrant shall be exercisable after [•], 2024 (the “Expiration Date”).

Section 3.03.  Closing Date Warrant Exercise Price, 1st Anniversary Warrant Exercise Price and 2nd Anniversary Warrant Exercise Price

(a)                                 Subject to the adjustments provided for in this Agreement, the exercise price (the “Closing Date Warrant Exercise Price”) for each share of Common Stock issuable upon exercise of the Closing Date Warrants shall be equal to either:

(i)                                     if the ESOP Trustees delivers to the Company and the Warrant Agent no later than two (2) months after the Closing Date a valuation of the Common Stock as of the Closing Date for purposes of valuing the Common Stock in connection with Participant Elective Deferrals, rollover contributions and transfers to the ESOP for the semi-annual period ended March 31, 2014 (the “Closing Date Valuation”), the lesser of (x) $8.10 or (y) the per share value of Common Stock as set forth in the Closing Date Valuation delivered to the Warrant Agent; or

(ii)                                  if the ESOP Trustee fails to deliver the Closing Date Valuation within two (2) months after the Closing Date, the lesser of (x) $8.10 or (y) at the Company’s sole expense, a valuation of the Common Stock performed by an independent nationally recognized investment bank with experience in transactions of comparable size and magnitude (an “Independent Financial Expert”) selected by the Warrant Agent (at the direction of the Required Warrant Holders), which third party shall not be an Affiliate of the Supporting Noteholders.

(b)                                 Subject to the adjustments provided for in this Agreement, the exercise price (the “1st Anniversary Warrant Exercise Price”) for each share of Common Stock issuable upon exercise of the 1st Anniversary Warrants shall be equal to either:

(i)                                     if the ESOP Trustees delivers to the Company and the Warrant Agent no later than four (4) months after the end of the First Fiscal Year a valuation of the Common Stock dated as of the last day of the First Fiscal Year (the “1st Anniversary Initial Valuation”), the lesser of (I)  the per share value of Common Stock as set forth in the 1st Anniversary Initial Valuation, and (II) the per share value of the Common Stock set forth in any 1st Anniversary Subsequent Valuation delivered to the Warrant Agent prior to that time; or

(ii)                                  if the ESOP Trustee fails to deliver the 1st Anniversary Initial Valuation within four (4) months after the end of the First Fiscal Year, the Closing Date Warrant Exercise Price;

; provided, however, that if the Warrant Agent (at the direction of the Required Warrant Holders) elects to delay the 1st Anniversary Warrant Exercise Date pursuant to Section 3.02(c) of this Agreement, the 1st Anniversary Warrant Exercise Price shall for each share of Common Stock issuable upon exercise of the 1st Anniversary Warrants be equal to either

a.                                      if the ESOP Trustee delivers to the Company and the Warrant Agent the 1st Anniversary Subsequent Valuation no later than three (3) months after the date that is six (6) months after the end of the First Fiscal Year, the lesser of (I) the per share value of Common Stock as set forth in the 1st Anniversary Initial Valuation and (II) the per share value of Common Stock as set forth in the 1st Anniversary Subsequent Valuation; or

b.                                      if the ESOP Trustee fails to deliver to the Company and the Warrant Agent the 1st Anniversary Subsequent Valuation within three (3) months after the date that is six (6) months after the end of the First Fiscal Year, the lesser of (I) the Closing Date Warrant Exercise Price and (II) the valuation of the Common Stock set forth in the then most recent valuation of the Common Stock delivered by the ESOP Trustee to the Company.

(c)                                  Subject to the adjustments provided for in this Agreement, the exercise price (the “2nd Anniversary Warrant Exercise Price”) for each share of Common Stock issuable upon exercise of the 2nd Anniversary Warrants shall be equal to either:

(i)                                     if the ESOP Trustees delivers to the Company and the Warrant Agent no later than four (4) months after the end of the Second Fiscal Year a valuation of the Common Stock dated as of the last day of the Second Fiscal Year (the “2nd Anniversary Initial Valuation”), the lesser of (I) the per share value of Common Stock as set forth in the 2nd Anniversary Initial Valuation, and (II) the per share value of the Common Stock set forth in any 2nd Anniversary Subsequent Valuation delivered to the Warrant Agent prior to that time; or

(ii)                                  if the ESOP Trustee fails to deliver the 2nd Anniversary Initial Valuation within four (4) months after the end of the Second Fiscal Year, the Closing Date Warrant Exercise Price;

; provided, however, that if the Warrant Agent (at the direction of the Required Warrant Holders) elects to delay the 2nd Anniversary Warrant Exercise Date pursuant to Section 3.02(d) of this Agreement, the 2nd Anniversary Warrant Exercise Price shall for each share of Common Stock issuable upon exercise of the 2nd Anniversary Warrants be equal to either

a.                                      if the ESOP Trustee delivers to the Company and the Warrant Agent the 2nd Anniversary Subsequent Valuation no later than three (3) months after the date that is six (6) months after the end of the Second Fiscal Year, the lesser of (I) the 1st Anniversary Warrant Exercise Price and (II) the per share value of Common Stock as set forth in the 2nd Anniversary Subsequent Valuation; or

b.                                      if the ESOP Trustee fails to deliver to the Company and the Warrant Agent the 2nd Anniversary Subsequent Valuation within three (3) months after the date that is six (6) months after the end of the Company’s Second Fiscal Year, the lesser of (I) the Closing Date Warrant Exercise Price, (II) the valuation of the Common Stock set forth in the then most recent valuation of the Common Stock delivered by the ESOP Trustee to the Company and (III) at the Company’s sole expense, a valuation of the Common Stock performed by an Independent Financial Expert selected by the Warrant Agent (at the direction of the Required Warrant Holders), which third party shall not be an Affiliate of the Supporting Noteholders.

(d)                                 The Closing Date Valuation, 1st Anniversary Initial Valuation, 1st Anniversary Subsequent Valuation, 2nd Anniversary Initial Valuation, 2nd Anniversary Subsequent Valuation and any other valuation delivered by the ESOP Trustee to the Company shall be the same valuations used for the purposes of valuing the Common Stock in connection with the ESOP and for all other then present purposes for which a valuation of the Common Stock is required or advisable in connection with the ESOP and ESOP Plan Documents (including for investments of Participant Elective Deferrals, rollover contributions, employee ESOP contributions and the Company’s profit sharing and matching contribution obligations, if any).

(e)                                  The Warrant Agent shall deliver notice of the Closing Date Warrant Exercise Price, 1st Anniversary Warrant Exercise Price and the 2nd Anniversary Warrant Exercise Price determined in accordance with this Section 3.03 to each Holder in the manner provided in Section 6.05.

(f)                                   In addition to any adjustment of the Closing Date Warrant Exercise Price, 1st Anniversary Warrant Exercise Price and the 2nd Anniversary Exercise Price arising from and after the date each such Exercise Price was determined, the applicable Closing Date Warrant Exercise Price, 1st Anniversary Warrant Exercise Price and the 2nd Anniversary Warrant Exercise determined pursuant to this Section 3.03 shall be subject to the adjustments provided in this Agreement for events that occurred on and after the date hereof and prior to the determination of such applicable Exercise Price as if such Exercise Price had been the Exercise Price on the date hereof (unless such adjustment was specifically taken into account when determining such Exercise Price).

Section 3.04.  Expiration.  A Warrant shall terminate and become void as of the earlier of (i) the close of business New York City time on the Expiration Date or (ii) the date such Warrant is exercised in full.  The Company shall give notice not less than thirty (30), and not more than sixty (60), days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date; provided, however, that if the Company fails to give notice as provided in this Section 3.04, the Warrants will nevertheless expire and become void on the Expiration Date.

Section 3.05.  Manner of Exercise.

(a)                                 Warrants may be exercised upon (i) delivery of the form of election to purchase Common Stock attached hereto as Exhibit C duly completed and signed by the Holder and, with respect to certificated Warrants, the surrender to the Warrant Agent at the office of the Warrant Agent of the related Warrant Certificate and (ii) payment to the Warrant Agent, for the account of the Company, of the applicable Exercise Price for each Warrant Share issuable upon the exercise of such Warrants then exercised (a “Cash Exercise”).  Such payment shall be made in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose.

(b)                                 Warrants may also be exercised without the payment of cash, by reducing the number of shares of Common Stock obtainable upon the exercise of a Warrant so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (a) the number of shares of Common Stock issuable as of the Exercise Date upon the exercise of such Warrant (if payment of the applicable Exercise Price were being made in cash) and (b) the Cashless Exercise Ratio.  An exercise of a Warrant in accordance with the immediately preceding sentence is herein called a “Cashless Exercise.”  Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the Holder’s option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of Warrants that the Holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio.  All provisions of this Agreement shall be applicable with respect to a surrender of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby.

(c)                                  Subject to Section 3.02, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part and in the event that a Warrant Certificate is surrendered for exercise of less than all the Warrants represented by such Warrant Certificate at any time prior to the Expiration Date, a new Warrant Certificate representing the remaining Warrants shall be issued.  In the case of certificated Warrants, the Warrant Agent shall countersign and deliver to the Holders the required new Warrant Certificates, and the Company, at the Warrant Agent’s request, shall supply the Warrant Agent with Warrant Certificates duly signed on behalf of the Company for such purpose.

Section 3.06.  Issuance of Shares of Common Stock.  Subject to Section 2.06, upon the exercise of Warrants in accordance with the terms of this Agreement, the Company shall issue and cause a transfer agent for the Common Stock (the “Stock Transfer Agent”) to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same (including any depositary institution so designated by a Holder), together with cash as provided in Section 3.07 in respect of any fractional shares of Common Stock otherwise issuable upon such exercise; provided, however, that if, at such date, the transfer books for the shares of Common Stock shall be closed, the certificates for the Common Stock in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificates for such Common Stock; provided further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) calendar days.  Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock as of the date of the exercise of Warrants pursuant to the terms of this Agreement.  Upon the exercise of any Warrant and the receipt by a Holder of the shares of Common Stock as a result thereof, the Holder will be deemed to be bound by, and covenants to thereupon execute a joinder to, the Stockholders’ Agreement in accordance with the terms thereof.

Section 3.07.  Fractional Shares of Common Stock.  The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants.  If more than one (1) Warrant shall be exercised in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock which may be purchasable pursuant thereto.  If any fraction of a shares of Common Stock would, except for the provisions of this Section 3.07, be issuable upon the exercise of any Warrant (or specified portion thereof), the Company shall be entitled to pay an amount in cash equal to the Current Market Value per share of Common Stock, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

Section 3.08.  Reservation of Shares of Common Stock.

(a)                                 The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants.  The registrar for the Common Stock (the “Registrar”) shall at all times until the Expiration Date reserve such number of authorized shares as shall be required for such purpose.  The Company will keep a copy of this Agreement on file with the Stock Transfer Agent.  The Company will supply such Stock Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.07.  The Company will furnish to such Stock Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.

(b)                                 Before taking any action which would cause an adjustment pursuant to ARTICLE IV to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

(c)                                  The Company covenants that all shares of Common Stock which may be issued upon exercise of and payment for Warrants in accordance with the provisions of this Agreement shall, upon issue, be fully paid, nonassessable, free from all stamp and documentary taxes and free from all liens, charges and security interests with respect to the issue thereof.

Section 3.09.  Compliance with Law.  Notwithstanding anything in this Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant unless (i) a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares is then effective or (ii) in the opinion of counsel to the Company addressed to the Warrant Agent the exercise of such Warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside.

Section 3.10.  Drag-Along Right.  The Holders shall have the rights and be subject to all of the obligations with respect to a Drag-Along Sale (as such term is defined in the Stockholders’ Agreement) as set forth in Section 2.4 of the Stockholders’ Agreement (the “Drag-Along Right”), which section is incorporated by reference as if fully set forth herein.

Section 3.11.  Right of First Offer.  The Holders shall have the rights and be subject to all of the obligations with respect to a ROFO Sale (as such term is defined in the Stockholders’ Agreement) as set forth in Section 2.2 of the Stockholders’ Agreement, which section is incorporated by reference as if fully set forth herein.

Section 3.12.  Tag-Along Right.  The Holders shall have the rights and be subject to all of the obligations with respect to a Tag-Along Sale (as such term is defined in the Stockholders’ Agreement) as set forth in Section 2.3 of the Stockholders’ Agreement (the “Tag-Along Right”), which section is incorporated by reference as if fully set forth herein.

Section 3.13.  Preemptive Rights.

(a)                                 In the event that the Company proposes to sell or otherwise issue New Securities that vote with the Common Stock for the election of directors generally and the Holders would not be entitled to (i) receive such New Securities as a dividend or distribution or (ii) receive an adjustment in the number of Warrant Shares issuable upon exercise of such Holders’ Warrants as provided in ARTICLE IV (a “Preemptive Rights Issuance”), each Holder holding Warrants representing five percent (5%) of the aggregate Warrant Shares to be received upon the exercise of all then outstanding Warrants (a “Significant Holder”) shall have the right to acquire up to that number or amount of such New Securities, at the price and upon substantially the same terms and conditions as such New Securities are to be sold or otherwise issued by the Company, as shall enable such Significant Holder to maintain the percentage of voting power for the election of directors generally with the Common Stock such Significant Holder would hold in the Company upon exercise of such Significant Holder’s Warrants prior to such sale or other issuance of New Securities (assuming the exercise, exchange or conversion of all Convertible Securities in accordance with their terms).  In the event that the Company proposes to sell or otherwise issue New Securities that generally do not vote with the Common Stock for the election of directors generally, each Significant Holder shall have the right to acquire up to that number or amount of such New Securities, at the price and upon substantially the same terms and conditions as such New Securities are to be sold or otherwise issued by the Company, equal to the product of (i) the number or amount of such New Securities being sold or otherwise issued times (ii) the percentage of voting power for the election of directors generally with the Common Stock of such Significant Holder immediately prior to such sale or other issuance of such New Securities (assuming the exercise, exchange or conversion of all Convertible Securities in accordance with their terms).  For purposes of this Section 3.13, “New Securities” means any Common Equivalent Shares, including any such securities issued by the Company in connection with the ESOP.

(b)                                 In the event that the Company proposes to undertake a Preemptive Rights Issuance, the Company shall give each Significant Holder and the Warrant Agent written notice (the “Preemptive Rights Notice”) of its intention, stating (i) the type of New Securities, (ii) the purchase price, number and general terms upon which the Company proposes to issue or sell such New Securities and (iii) the estimated or actual closing date, as applicable, of the sale or issuance of New Securities.  The Preemptive Rights Notice shall be given to (x) in the case of sales or issuances of New Securities other than in connection with Participant Elective Deferrals, each Significant Holder and the Warrant Agent at least twenty (20) Business Days prior to the first closing of the proposed sale or issuance or (y) in the case of issuances of New Securities in connection with Participant Elective Deferrals, the Warrant Agent within ten (10) Business Days following the first issuance of such New Securities.  Each Significant Holder shall have the right, for a period of thirty (30) Business Days after receipt of the Preemptive Rights Notice (the “Preemptive Rights Acceptance Period”), to agree to purchase up to its pro rata share of such New Securities.  Such acceptance shall be made by delivering a written notice to the Company, the Warrant Agent and the ESOP Trustee within the Preemptive Rights Acceptance Period specifying the number of New Securities that such Significant Holder shall purchase.  For purposes of this Section 3.13, the “pro rata share” of a Significant Holder shall mean the number or amount of New Securities which shall enable such Significant Holder to maintain, assuming the conversion of all Convertible Securities in accordance with their terms, the percentage equity interest such Significant Holder would hold in the Company upon exercise of such Significant Holder’s Warrants immediately prior to such sale or other issuance of New Securities at the purchase price and on the terms stated in the Preemptive Rights Notice.  The Company shall include in any filings with the SEC on Form 8-K regarding a Preemptive Rights Issuance in connection with Participant Elective Deferrals a disclosure that such sale or issuance is subject to the provisions of this Section 3.13 and that Significant Holders have the rights set forth herein.

(c)                                  In the event the Company delivers the Preemptive Rights Notice in accordance with Section 3.13(b), the Company shall have a period of sixty (60) Business Days (the “New Securities Sale Period”) from the date of the first closing specified in the Preemptive Rights Notice to sell all such New Securities at a price and upon general terms no more favorable to the purchasers thereof than the price and terms specified in the Preemptive Rights Notice.  In the event the Company has not sold all such New Securities within the New Securities Sale Period, then the Company shall not thereafter make any Preemptive Rights Issuance without first offering the New Securities to be sold or issued pursuant to such Preemptive Rights Issuance to the Significant Holders in accordance with this Section 3.13.

(d)                                 If the purchase price in connection with any Preemptive Rights Issuance includes consideration other than cash, then the Significant Holders exercising their preemptive rights pursuant to this Section 3.13 shall pay to the Company, in lieu of paying such non-cash consideration, an amount in cash equal to the fair market value of such non-cash consideration as of the date such non-cash consideration would have been delivered in exchange for such New Securities, as determined by an Independent Financial Expert selected by the Company and acceptable the Requisite Holders (as defined in the Stockholders Agreement).

(e)                                  The closing of any Preemptive Rights Issuance shall take place at such time and place as specified in the Preemptive Rights Notice.  At the closing of Preemptive Rights Issuance, the Company shall issue and deliver to each Significant Holder stock certificates (or, if applicable, executed agreements) representing that number of fully paid and nonassessable New Securities that each Significant Holder has purchased pursuant to this Section 3.13 (duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed), or other appropriate transfer instruments, if the New Securities are uncertificated, and each such Significant Holder shall pay to the Company by wire transfer of immediately available funds the aggregate consideration for such New Securities.  Notwithstanding the foregoing or anything in this Section 3.13 to the contrary, to the extent the New Securities are not being sold pursuant to a registration statement under the Securities Act, the Company shall not be required to sell any New Securities to a Significant Holder unless an exemption from the registration requirements of the Securities Act is available without additional expense to the Company.

Section 3.14.  Purchase of Warrants by Company; No Redemption.  Subject to complying with all restrictions contained in any other agreement to which they are parties (including the Revolving Credit Facility, the First Lien Term Loan, the Second Lien Term Loan or the Third Lien Notes Indenture), the Company and its Subsidiaries may purchase in the open market, by private contracts or otherwise, all or any portion of the Warrants on such terms as the Company may obtain.  Notwithstanding anything to the contrary in this Agreement, the Company shall have no right to redeem the Warrants.

Section 3.15.  Restrictions on Transfer.  Notwithstanding anything to the contrary in this Agreement, including Section 3.10, Section 3.11 and Section 3.12, absent the written consent of the Board, no Holder shall Transfer any Warrants to any Person:

(i)                                     If such Transfer would (A) violate any applicable securities or other laws, (B) unless the Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, result in the Company having, if such Warrant were exercised, stockholders of record exceeding in number either (1) 2,000 or (2) 500 or more persons who are not Accredited Investors, or (C) limit, impair or eliminate the Company’s net operating losses either upon Transfer or upon the exercise of such Warrant;

(ii)                                  If the transferee is determined by the Board, in its good faith judgment, to be a competitor, customer or supplier of the Company or any Subsidiary of the Company and such transfer would be adverse to the Company and its Subsidiaries taken as a whole; or

(iii)                               if such Transfer would have adverse regulatory consequences on the Company or any Subsidiary, including (A) subjecting the Company to review or investigation conducted by the Committee on Foreign Investment in the United States, (B) creating a situation where the Company or any Subsidiary of the Company would operate, or would be deemed to operate, under foreign ownership, control or influence as determined within the meaning of the National Industrial Security Program Operating Manual, (C) creating an actual or potential organizational conflict of interest that cannot be mitigated, or (D) subjecting the Company or any Subsidiary to suspension or debarment from receiving contracts with the United States.

ARTICLE IV

Antidilution Provisions

Section 4.01.  Cash Dividends and Distributions.  In the event that at any time and from time to time the Company shall distribute to all holders of Common Stock any dividend or other distribution (including any dividend or distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) in cash, then the Company shall pay and distribute such dividends and distributions to the Holders of any outstanding Warrants on the record date for such dividends or other distributions as if such Warrants had been exercised immediately prior to such record date.

Section 4.02.  Other Dividends and Distributions.  In the event that at any time and from time to time the Company shall distribute to all holders of Common Stock any dividend or other distribution of (including any dividend or distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) or otherwise issue to all holders of Common Stock (i) evidences of its indebtedness, shares of its Capital Stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other then in the case of clauses (i) and (ii) above, (A) any dividend or distribution described in Section 4.03 or (B) any rights, options, warrants or securities described in Section 4.04 or Section 4.05), then the number of Warrant Shares issuable upon the exercise of each Warrant immediately prior to such record date for any such dividend or distribution shall, automatically and without the requirement of further action by the Company or any Holder, be increased to a number determined by multiplying the number of Warrant Shares issuable upon the exercise of such Warrant immediately prior to such record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such dividend or distribution (less any cash paid to Holders pursuant to Section 4.01 as part of the same transaction), and the denominator of which shall be such Current Market Value per share of Common Stock less the then fair value of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, securities, other property, warrants, options or subscription or purchase rights; and subject to Section 3.08(b), the applicable Exercise Price shall be adjusted to a number determined by dividing the applicable Exercise Price immediately prior to such record date by the above fraction.  Such adjustments shall be made, and shall only become effective, whenever any dividend or distribution is made; provided, however, that the Company is not required to make an adjustment pursuant to this Section 4.02 if at the time of such distribution the Company makes the same distribution to Holders as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable (whether or not currently exercisable).  Notwithstanding anything to the contrary in this Section 4.02, no adjustment shall be made pursuant to this Section 4.02 which shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of each Warrant or increasing the Exercise Price.

Section 4.03.  Changes in Common Stock.  In the event that at any time and from time to time the Company shall (i) pay a dividend or make a distribution on the Common Stock with shares of Common Stock or other shares of Capital Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock issuable upon exercise of each Warrant immediately after the happening of such event and the Exercise Price shall be adjusted so that, after giving effect to such adjustment, the Holder of each Warrant shall be entitled to receive the number of shares of Common Stock or other shares of Capital Stock upon exercise of such Warrant that such Holder would have owned or would have been entitled to receive had such Warrants been exercised (whether or not currently exercisable) immediately prior to the happening of the events described above (or, in the case of a dividend or distribution on the Common Stock, immediately prior to the record date therefor).  An adjustment made pursuant to this Section 4.03 shall become effective immediately after the distribution date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of Capital Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

Section 4.04.  Common Stock Issue.  In the event that at any time or from time to time the Company shall issue shares of Common Stock for a consideration per share that is less than the Current Market Value per share of Common Stock as of the issuance date of such shares, the number of shares of Common Stock issuable upon the exercise of each Warrant immediately after such issuance date shall be determined by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to such issuance date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately preceding the issuance of such shares plus the number of additional shares of Common Stock to be issued in such transaction, and the denominator of which shall be the number of shares of Common Stock outstanding immediately preceding the date for the issuance of such shares plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the issuance of such shares would purchase at the Current Market Value per share of Common Stock as of the date of such issuance; and, subject to Section 3.08(b), in the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the applicable Exercise Price immediately prior to such date of issuance by the aforementioned fraction; provided, however, that no adjustment to the number of shares of Common Stock issuable upon the exercise of the Warrants or to the applicable Exercise Price shall be made with respect to shares of Common Stock issued pursuant to and consistent with the terms of the ESOP for Company contributions to the ESOP in the form of Company match and profit sharing contributions in the ordinary course of business consistent with past practices.  Adjustments shall be made, and shall only become effective, whenever shares are issued.  No adjustment shall be made pursuant to this Section 4.04 which shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of each Warrant or increasing the applicable Exercise Price.

Section 4.05.  Issuance of Rights, Options, Warrants or Common Stock.  In the event that at any time or from time to time the Company shall issue (i) rights, options or warrants to acquire (provided, however, that no adjustment shall be made under Section 4.04 or this Section 4.05 upon the exercise of such rights, options or warrants), or (ii) securities convertible, exchangeable or exercisable into (provided, however, that no adjustment shall be made under Section 4.04 or this Section 4.05 upon the conversion, exchange or exercise of such securities (other than issuances specified in clauses (i) or (ii) which are made as the result of anti-dilution adjustments in such securities)), Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share that is less than the Current Market Value per share of Common Stock in effect immediately prior to such issuance, the number of shares of Common Stock issuable upon the exercise of each Warrant immediately after such issuance shall be determined by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into which such securities are convertible or exchangeable, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such rights, options, warrants or securities (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent by the Warrant Agent to any Holder upon request by such Holder to the Warrant Agent) would purchase at the Current Market Value per share of Common Stock as of such issuance; and, subject to Section 3.08(b), in the event of any such adjustment, the applicable Exercise Price shall be adjusted to a number determined by dividing the applicable Exercise Price immediately prior to such date of issuance by the aforementioned fraction.  Such adjustment shall be made, and shall only become effective, whenever such rights, options, warrants or securities are issued.  No adjustment shall be made pursuant to this Section 4.05 which shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of each Warrant or increasing the Exercise Price.

Section 4.06.  Voluntary Increases.  The Company may, but shall not be obligated to, make increases in the number of Warrant Shares, in addition to those required by Section 4.01 through Section 4.05 of this ARTICLE IV, as it considers to be advisable in order that any event treated for United States federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event; provided that no such adjustment shall be made without the consent of the Required Warrant Holders if such adjustment would result in the increase of income tax liabilities of the Holders.

Section 4.07.  Combination; Liquidation.

(a)                                 Except as provided in Section 4.07(b),  in the event that at any time a Liquidity Event occurs, then, to the extent any Warrants will remain outstanding immediately following such Liquidity Event, as a condition of the consummation of the Liquidity Event, lawful and adequate provision shall be made so that each Holder, upon the exercise thereof at any time on or after the consummation of the Liquidity Event, shall be entitled to receive, and such Warrant shall thereafter represent the right to receive, in lieu of the Common Stock or securities, cash or other property issuable upon exercise of the Warrant prior to such consummation, the securities, cash or other property to which such Holder would have been entitled upon consummation of the Liquidity Event if such Holder had exercised such Warrant immediately prior thereto (whether or not currently exercisable and subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this ARTICLE IV).  Subject to paragraph (b) of this Section 4.07, the Company will not effect any Liquidity Event unless prior to the consummation thereof each corporation or entity (other than the Company) which may be required to deliver any securities or other property upon the exercise of the Warrants as provided in this Agreement shall assume, by written instrument delivered to each Holder of the Warrants, the obligation to deliver to such Holder such securities or other property as in accordance with the foregoing provisions such Holder may be entitled to receive, and such corporation or entity shall have similarly mailed or delivered to each Holder of the Warrants an opinion of counsel for such corporation or entity, reasonably satisfactory to the Required Warrant Holders, which opinion shall state that all of the outstanding Warrants, including the provisions of this ARTICLE IV, shall thereafter continue in full force and effect and shall be enforceable against the Company and such corporation or entity in accordance with the terms hereof and thereof, together with such other matters as such Holders may reasonably request.  The foregoing provisions of this Section 4.07 shall similarly apply to successive mergers, consolidations, sales of assets, liquidations and recapitalizations.

(b)                                 In the event of (i) a Liquidity Event where consideration to all holders of the Common Stock (or any other security into which the Warrants are then exercisable) in exchange for their securities is payable solely in cash or (ii) the dissolution, liquidation or winding-up of the Company, the Holders shall be entitled to receive, upon surrender of their Warrants, only such cash distributions (or, in the case of in-kind distributions upon dissolution, liquidation or winding-up of the Company, such other consideration as is being so distributed) on an equal basis with the holders of Common Stock (or any other security into which the Warrants are then exercisable) in exchange for their securities, as if the Warrants had been exercised immediately prior to such event (whether or not currently exercisable), less the Exercise Price.

(c)                                  In the event of any Liquidity Event described Section 4.07(b), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay the Holders the amounts to which they are entitled as described above. After such funds and the surrendered Warrants are received, the Warrant Agent shall make payment to the Holders by delivering a check or wire transfer in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.

Section 4.08.  2010 Warrants.  If at any time or from time to time on or before March 15, 2017 a Liquidity Event occurs, then the number of shares of Common Stock issuable upon the exercise of each Warrant immediately prior to such event shall, automatically and without the requirement of further action by the Company or any Holder, be increased to a number determined by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately preceding such event plus the number of additional shares of Common Stock that would have been issuable upon exercise of the 2010 Warrants pursuant to antidilution adjustments under Article IV of the 2010 Warrant Agreement (the “Additional 2010 Warrant Shares”) if all of the Warrants (whether or not the

Warrants are then exercisable) were exercised immediately prior to such Liquidity Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately preceding such Liquidity Event plus the number of shares of Common Stock which the aggregate exercise price for the Additional 2010 Warrant Shares would purchase at the price per share of Common Stock to be paid to the Company’s stockholders or to be received by the Company in connection with such Liquidity Event; and, subject to Section 3.08(b) and Section 4.11, the applicable Exercise Price shall be adjusted to a number determined by dividing the applicable Exercise Price immediately prior to such event by the aforementioned fraction.  No adjustments shall be made pursuant to this Section 4.08 which shall have the effect of decreasing the number of Warrant Share issuable upon exercise of each Warrant or increasing the Exercise Price.

Section 4.09.  March 2014 ESOP Issuance.  In the event of a March 2014 ESOP Issuance, the number of shares of Common Stock issuable upon exercise of the Warrants shall, automatically and without the requirement of further action by the Company or any Holder, be increased by a number determined as follows:

(a)                                 the number of shares issuable upon exercise of each Penny Warrant shall be increased by an amount equal to:

(Aggregate number of shares of Common Stock issued or purchased in such March 2014 ESOP Issuance / 0.725) x 0.125

[•](1)

(b)                                 the number of shares issuable upon exercise of each Closing Date Warrant shall be increased by an amount equal to:

(Aggregate number of shares of Common Stock issued or purchased in such March 2014 ESOP Issuance / 0.725) x 0.05

[•](2)

(c)                                  the number of shares issuable upon exercise of each 1st Anniversary Warrant shall be increased by an amount equal to:

(Aggregate number of shares of Common Stock issued or purchased in such March 2014 ESOP Issuance / 0.725) x 0.05

[•](3)

(d)                                 the number of shares issuable upon exercise of each 2nd Anniversary Warrant shall be increased by an amount equal to:

(1)                                 Will be the aggregate number of Penny Warrants issued on the date of this Agreement

(2)                                 Will be the aggregate number of Closing Date Warrants issued on the date of this Agreement

(3)                                 Will be the aggregate number of 1st Anniversary Warrants issued on the date of this Agreement

(Aggregate number of shares of Common Stock issued or purchased in such March 2014 ESOP Issuance / 0.725) x 0.05

[•](4)

Section 4.10.  Superseding Adjustment.  Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in adjustments pursuant to this ARTICLE IV, if any thereof shall not have been exercised, the number of Warrant Shares issuable upon the exercise of each Warrant shall be readjusted pursuant to the applicable section of ARTICLE IV as if (i) the only Warrant Shares issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the Warrant Shares, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (ii) Warrant Shares actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment (except by reason of an intervening adjustment under any other provision of this ARTICLE IV) shall have the effect of decreasing the number of Warrant Shares issuable upon the exercise of each Warrant or increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

Section 4.11.  Minimum Adjustment.  The adjustments required by the preceding sections of this ARTICLE IV shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the applicable Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least one percent (1%) of the applicable Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to the making of such adjustment.  Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this ARTICLE IV and not previously made, would result in a minimum adjustment.  For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.  In computing adjustments under this Article IV, adjustments to the Exercise Price will be calculated to the nearest $0.0001 and fractional interests in Common Stock shall be taken into account to the nearest one-ten millionth (1/10,000,000th) of a share.

Section 4.12.  Notice of Adjustment.  Whenever the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants is adjusted, as herein provided, the Company shall deliver to the Warrant Agent a certificate of the Company’s chief executive officer or chief financial officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis and all supporting documentation on which (i) the Board determined the then fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase

(4)                                 Will be the aggregate number of 2nd Anniversary Warrants issued on the date of this Agreement rights and (ii) the Current Market Value of the Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and the number and type of shares of Common Stock issuable upon exercise of the Warrants after giving effect to such adjustment.  The Company shall promptly cause the Warrant Agent to deliver such certificate to each Holder in accordance with Section 5.02(g).  The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours.  The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of Warrant Shares issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any Warrant Shares.

Section 4.13.  Notice of Certain Transactions.  In the event that the Company shall propose to (a) pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) issue any (i) shares of Common Stock, (ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock or (iii) securities convertible into or exchangeable or exercisable for Common Stock (in the case of (i), (ii) and (iii), if such issuance or adjustment would result in an adjustment hereunder), (d) effect any capital reorganization, reclassification, consolidation or merger, (e) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company or (f) make a tender offer or exchange offer with respect to the Common Stock, the Company shall within five (5) Business Days after any such action or offer send to the Warrant Agent a notice of such proposed action or offer and the Warrant Agent shall send the Holders a notice thereof in accordance with Section 5.02(g) (in such form as shall be furnished to the Warrant Agent by the Company).  Such notice shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect, if any, of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment pursuant to ARTICLE IV which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or (b) above, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

Section 4.14.  Adjustment to Warrant Certificate.  The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this ARTICLE IV, and Warrant Certificates issued after such adjustment may state the same applicable Exercise Price and the same number of shares of Common Stock issuable upon exercise of the Warrants as are stated in the Warrant Certificates initially issued pursuant to this Agreement.  The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

Section 4.15.  No Dilution or Impairment; Reference to Common Stock.

(a)                                 The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holders against dilution or other impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of a Warrant pursuant to this Agreement.

(b)                                 If as a result of any adjustment made pursuant to this ARTICLE IV a Holder may receive upon exercise of a Warrant shares of one (1) or more classes or series of Capital Stock of the Company (other than the Common Stock), the number of shares of each such class or series of Capital Stock issuable upon the exercise of a Warrant,  and the Exercise Price with respect to each such class or series of Capital Stock, shall prior to the exercise of a Warrant be subject to further adjustment on terms comparable to those applicable to the Common Stock in this ARTICLE IV and references to Common Stock in ARTICLE IV shall include each such class or series of Capital Stock.

ARTICLE V

Warrant Agent

Section 5.01.  Appointment of Warrant Agent.  The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

Section 5.02.  Rights and Duties of Warrant Agent.

(a)                                 Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, except with respect to the Series A Preferred Stock, the Warrant Agent is acting as agent of the Company in a ministerial capacity and does not assume any obligation or relationship or agency or trust for or with any of the Holders of Warrant Certificates or beneficial owners of Warrants.

(b)                                 Counsel.  The Warrant Agent may consult with counsel satisfactory to it (who may be counsel to the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

(c)                                  Documents.  The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, opinion, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(d)                                 No Implied Obligations.  The Warrant Agent shall be obligated to perform only such duties as are specifically set forth in this Agreement and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates against the Warrant Agent.  The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested.  The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants.  The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in this Agreement or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

(e)                                  Not Responsible for Adjustments or Validity of Stock.  The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock issuable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or in this Agreement or in any supplemental agreement provided to be employed, in making the same.  The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to ARTICLE IV, and it makes no representation with respect thereto.  The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to ARTICLE IV, or to comply with any of the covenants of the Company contained in ARTICLE IV.

(f)                                   Series A Preferred Stock.

(i)                                     The Warrant Agent shall hold of record the Series A Preferred Stock solely for the benefit of the Holders of outstanding Warrants.  Each Holder of a Warrant is deemed to have appointed the Warrant Agent to act as its agent with respect to the Series A Preferred Stock and to perform the duties and exercise the rights and powers incidental thereto.  The Warrant Agent shall vote or otherwise take any action with respect to the Series A Preferred Stock as directed by the Required Warrant Holders; it being acknowledged that the Warrant Agent shall vote or take action only if directed to do so by the Holders as set forth in this Agreement.

(ii)                                  Except as provided in clauses (vii) and (ix) of this Section 5.02(f), the Company shall be obligated to direct the Warrant Agent to seek direction, and the Warrant Agent shall seek such direction if so requested by the Company, from the Required Warrant Holders in connection with the exercise of General Voting Rights, Consent Rights, the election of Series A Directors, and any other direction contemplated by this Agreement; provided, however, that the Company may not direct the Warrant Agent to seek direction to remove a Series A Director.  The Company shall provide the Warrant Agent with the written materials that the Warrant Agent is to provide to the Holders when a General Voting Right, Consent Right, right to elect a Series A Director or any other direction contemplated by this Agreement becomes operative in order for the Warrant Agent to seek such direction, with such materials sent in sufficient time so that the Warrant Agent can comply with the direction solicitation procedures set forth in clauses (iii), (iv) and (v) of this Section 5.02(f).

(iii)                               The time period in which the Warrant Agent shall seek direction for a Consent Right as requested by the Company (i) shall not be shorter than fifteen (15) days and (ii) shall expire no earlier than two (2) Business Days before the date set by the Company for taking any action with respect to such Consent Right.

(iv)                              The time period in which the Warrant Agent shall seek direction in connection with any General Voting Right as requested by the Company shall be no shorter than thirty (30) days prior to the deadline before which the holders of Common Stock must vote on the action subject to such General Voting Right.  The Warrant Agent shall exercise all of the voting power of the Series A Preferred Stock with respect to such General Voting Right as a single block as directed by the Required Warrant Holders.

(v)                                 The time period in which the Warrant Agent shall seek direction in connection with the election of the Series A Directors as requested by the Company shall be at least thirty (30) days.  Unless the Warrant Agent receives contrary instructions from the Required Warrant Holders, each Person who is then serving as the Series A Directors shall be the nominees for the Series A Directors that are submitted by the Warrant Agent for direction from Required Warrant Holders.

(vi)                              In lieu of the Company directing the Warrant Agent to seek the direction of the Required Warrant Holders, a direction to grant a Consent Right, to elect a Series A Director or to remove a Series A Director may be provided to the Warrant Agent by the Required Warrant Holders acting on their initiative.

(vii)                           In connection with the exercise of any Consent Right, in the event either (A) Warrants representing at least forty percent (40%) of the Common Stock to be received upon the exercise of all outstanding Warrants are not held by three (3) or fewer Holders that each own, together with their Affiliates, Warrants representing at least five percent (5%) of the Common Stock to be received upon the exercise of all outstanding Warrants (the “40% Threshold”) or (B) as contemplated by clause (iv) of this Section 5.02(f), the Warrant Agent receives direction from Holders on their own initiative representing less than the Required Warrant Holders but more than forty percent (40%) of the Common Stock to be received upon the exercise of all outstanding Warrants, then, in lieu of obtaining the consent of the Required Warrant Holders, both Series A Directors, acting jointly, may, in their sole discretion, either (x)

provide the requested consent or (y) instruct the Company to request that the Warrant Agent seek direction from the Required Warrant Holders in accordance with the first sentence of clause (ii) of this Section 5.02(f); provided, that if the Consent Right relates solely to actions described in Sections 7(c)(iv), (xiii) or (xviii) of the Series A Preferred Stock Certificate of Designation, the Series A Directors may not instruct the Company to seek direction from the Required Warrant Holders and the Holders shall have no Consent Right, and no consent shall be required, with respect to such action.  If there is only one Series A Director in office at the time the Company seeks the consent of the Series A Directors in lieu of obtaining direction from the Required Warrant Holders with respect to a Consent Right in accordance with clause (vii) of this Section 5.02(f), that Series A Director can act alone in making the determinations set forth in the previous sentence.  If there are no Series A Directors in office at the time the Company seeks the consent of the Series A Directors in lieu of obtaining direction from the Required Warrant Holders with respect to a Consent Right in accordance with clause (vii) of this Section 5.02(f) and no Series A Directors have been in office for a continuous period of at least thirty (30) Business Days prior to that time, the Company may take the action referred to above that was subject to a Consent Right without the consent of either the Series A Holder or the Series A Directors (it being understood that this provision shall not apply to future actions which are subject to Consent Rights from and after the date that one or more Series A Directors are in office).

(viii)                        From time to time, the Company shall use reasonable efforts to determine whether or not the 40% Threshold has been met.  Each Holder agrees that, in the event it holds Warrants representing at least 40% of the Common Stock to be received upon the exercise of all outstanding Warrants, it shall provide notice to the Company in accordance with Section 6.05 of this Agreement if, at any time, it reasonably believes it holds less than 40% of the Common Stock to be received upon the exercise of all outstanding Warrants based upon such Holder’s actual knowledge of the number of outstanding Warrants (it being understood that such Holder shall not have any liability or suffer any abridgement of its rights as a Holder or holder of other Capital Stock of the Company or any other consequences as a result of a failure to provide such notice).

(ix)                              In connection with any Sale Process (as such term is defined in the Series A Preferred Stock Certificate of Designation) and the exercise of the rights of the Warrant Agent in connection therewith, the Warrant Agent will only act based upon the direction of the Required Warrant Holders, acting on their own initiative; it being understood that the Warrant Agent shall have no obligation to notify (and shall not provide notice to) the Holders with respect to any Sale Process right that, from time to time, may arise under the Series A Preferred Stock Certificate of Designation unless instructed by the Required Warrant Holders.  The Warrant Agent will not participate in consultations by the Company with the Required Warrant Holders with respect to such Sale Process and shall have no obligation and shall not be responsible for ascertaining, monitoring or ensuring compliance by the Company in its obligations to cooperate with the Requesting Warrant Holders with respect to any such Sale Process.

(x)                                 Each Holder is deemed to direct the Warrant Agent to instruct the Company to pay all consideration received either (i) upon the redemption of the Series A Preferred Stock or (ii) upon the liquidation, dissolution or winding up of the affairs of the Company to a charity to be selected by the Company in lieu of paying such consideration to the

Warrant Agent on behalf of the Holders (as if the Warrant Agent had received such consideration and paid it to such charity pursuant to the instruction of and on behalf of all of the Warrant holders).

(g)                                  Notice to Warrant Holders.  The Warrant Agent shall, at the Company’s expense, deliver all demands, notices, requests, consents and other communications and information delivered to it (collectively, “Notices”), in its capacity as Warrant Agent or holder of the Series A Preferred Stock, by the Company, any Holder or any holder of Common Stock pursuant to the terms of the Series A Preferred Stock Certificate of Designation, Stockholders’ Agreement or this Agreement, to the Holders or any subset thereof (as provided in the Series A Preferred Stock Certificate of Designation, Stockholders’ Agreement or this Agreement, as applicable) promptly following receipt of such Notices, but in no event later than two (2) Business Days following such receipt for Warrants held of record by the Depository (which notice shall be delivered electronically) or five (5) Business Days following such receipt for Warrants held of record by Persons other than the Depositary (which notice shall be delivered by mail).

Section 5.03.  Individual Rights of Warrant Agent.  The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement.  Nothing in this Agreement shall preclude the Warrant Agent from acting in any other capacity for the Company, the Holders or for any other legal entity.

Section 5.04.  Warrant Agent’s Disclaimer.  The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

Section 5.05.  Compensation and Indemnity.  The Company agrees to pay the Warrant Agent from time to time reasonable compensation for its services as agreed and to reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent’s agents and counsel.  The Company shall indemnify the Warrant Agent, its officers, directors, agents and counsel against any loss, liability, claim, damage or expense (including reasonable agents’ and attorneys’ fees and expenses) incurred by it without gross negligence, willful misconduct or bad faith on its part arising out of or in connection with (i) the execution, delivery or performance of this Agreement, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing whether or not the Warrant Agent is a party thereto, including the costs and expenses of enforcing this Agreement.  The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity.  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through willful misconduct, gross negligence or bad faith.  The Company’s payment obligations pursuant to this Section 5.05 shall survive the termination of this Agreement.

To secure the Company’s payment obligations under this Agreement, the Warrant Agent shall have a lien prior to the Holders on all money or property held or collected by the Warrant Agent.

Section 5.06.  Successor Warrant Agent.

(a)           The Company To Provide and Maintain Warrant Agent.  The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or cancelled or are no longer exercisable.  Any Warrant Agent to qualify as the Warrant Agent hereunder must be able to qualify as the trustee under the indenture relating to the Third Lien Notes.

(b)           Resignation and Removal.  The Warrant Agent may at any time resign by giving written notice to the Company and the Holders (in accordance with Section 5.02(g)) of such intention on its part, specifying the date on which its desired resignation shall become effective, provided, however, that such date shall not be less than sixty (60) days after the date on which such notice is given unless the Company otherwise agrees.  The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Required Warrant Holders and specifying such removal and the date when it shall become effective, which date shall not be less than sixty (60) days after such notice is given unless the Warrant Agent otherwise agrees.  Any removal under this Section 5.06 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.

(c)           Successor Warrant Agent.  In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable U.S. Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, acceptable to the Required Warrant Holders shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent.  Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the

Warrant Agent under this subsection (c), such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent’s notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

(d)           Successor To Expressly Assume Duties.  Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

(e)           Successor by Merger.  Any corporation into which the Warrant Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

ARTICLE VI

Miscellaneous

Section 6.01.  SEC Reports.  The Company shall file with the Warrant Agent for the benefit of the Holders, within fifteen (15) days after it files them with the SEC, copies of its annual and quarterly reports and other information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Section 6.02.  Persons Benefitting.  Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof, except as set forth in Section 3.10.

Section 6.03.  Rights of Holders.

(a)           The Company shall provide to any Holder:

(i)            as soon as available, but in any event no more than 90 days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of each such fiscal year and the consolidated statements of operations, cash flows and stockholders’ equity for each such fiscal year, all audited by an independent registered public accounting firm of recognized national standing and accompanied by an opinion of such accounting firm to the effect that such consolidated financial statements fairly present in all material respects the financial condition as of the end of each such fiscal year and the results of operations, cash flows and stockholders’ equity for each such fiscal year then ended of the Company and its Subsidiaries in conformity with GAAP;

(ii)           as soon as available, but in any event no more than 45 days after the end of each fiscal quarter (other than the fourth fiscal quarter) of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of each such quarter and the consolidated statements of operations, cash flows and stockholders’ equity of the Company and its Subsidiaries for each such quarter and the then lapsed portion of each such fiscal year then ended, all certified by the chief financial officer of the Company as fairly presenting the financial condition as of the end of each such fiscal quarter and the results of operations, cash flows and stockholders’ equity for each such fiscal quarter and lapsed portion of each such fiscal year then ended of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year end audit adjustments; and

(iii)          upon request, any information, other than material, non-public information, provided to the lenders under any credit facilities, indentures or similar agreements to which the Company or any Subsidiary is a party;

provided, that the Company’s obligations to provide to any Holder financial reports set forth in clauses (i) and (ii) of this Section 6.03(a) shall not be applicable to the extent the Company files such reports in a timely manner with the SEC in compliance with the Exchange Act.

(b)           To the extent the information requested by a Holder pursuant to Section 6.03(a)(iii) constitutes material non public information, the Company will advise the Holder that the requested information is material, non public information and ask the Holder to confirm whether it still wishes to receive the information.  To the extent any Holder determines to receive material, non-public information, such Holder shall enter into a customary confidentiality agreement with the Company in form and substance reasonably satisfactory to the Company (and on terms no less onerous to such Holder than similar confidentiality agreements entered into by the Company), it being understood that, unless otherwise provided in the confidentiality agreement, the Company shall have no obligation to publicly disclose such material, non-public information in any manner or for any purpose, including to permit such Holder to trade in the Company’s equity securities or debt securities.

(c)           The Company shall permit, and shall cause each Subsidiary to permit, at reasonable times, each Holder that holds Common Stock and/or Warrants exercisable into

Common Stock representing, taken together, at least five percent (5%) of the Common Stock on a fully diluted basis, to visit and inspect the Company’s or any Subsidiary’s properties, to examine its books of account and records and to discuss the Company’s or any Subsidiary’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested, provided, that such access does not materially interfere with the operations of the Company’s or any Subsidiary’s business.

(d)           Except as otherwise provided in this Agreement or in the Series A Preferred Stock Certificate of Designation, Holders are not entitled to exercise any rights whatsoever as stockholders of the Company.

(e)           No Holders nor any of their respective Affiliates (collectively, the “Identified Persons” and, individually, an “Identified Person”), shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (i) engaging in the same or similar business activities or lines of business in which the Company or any Subsidiary is engaged or proposes to engage or (ii) otherwise competing with the Company or any Subsidiary, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Company or its equity holders or to any Subsidiary of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities.  To the fullest extent permitted by law, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any potential matter, transaction or interest that is presented to, or acquired, developed or created by an Identified Person which may be a corporate opportunity for an Identified Person and the Company or any Subsidiary (a “Relevant Corporate Opportunity”), except as otherwise provided in Section 6.03(f) and the Series A Preferred Stock Certificate of Designation.  Subject to Section 6.03(f) and any applicable provisions in the Series A Preferred Stock Certificate of Designation, in the event that any Identified Person acquires knowledge of a Relevant Corporate Opportunity, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such Relevant Corporate Opportunity to the Company or any Subsidiary and, to the fullest extent permitted by law, shall not be liable to the Company or its equity holders or to any Subsidiary of the Company for breach of any fiduciary duty as a stockholder, director of the Company solely by reason of the fact that such Identified Person pursues or acquires such Relevant Corporate Opportunity for itself or offers or directs such Relevant Corporate Opportunity to another Person.  To the fullest extent permitted by law, the Company hereby waives any claim against any Identified Person, and agrees to indemnify all Identified Persons against any claim, that is based on fiduciary duties, the corporate opportunity doctrine or any other legal theory which could in any way limit any Identified Person from pursuing or engaging in any Relevant Corporate Opportunity.

(f)            The Company does not renounce its interest in any Relevant Corporate Opportunity presented to any Identified Person if such Relevant Corporate Opportunity is expressly presented to such person solely in his or her capacity as a member of the Board of the Company, and the provisions of Section 6.03(e) shall not apply to any such Relevant Corporate Opportunity.

Section 6.04.  Amendment.  Any provision of this Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained in this Agreement;

provided, however, that such action shall not adversely affect the rights of any of the Holders.  Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Holders shall require the written consent of the Required Warrant Holders.  The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares issuable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in this Agreement).

Section 6.05.  Notices.  All demands, notices, requests, consents and other communications hereunder shall be in writing and shall be deemed given (i) on the day of delivery if delivered personally, (ii) upon receipt if sent via facsimile (with confirmation) or by electronic mail (with confirmation), (iii) on the day of delivery if mailed by registered or certified mail (return receipt requested) or (iv) on the day of delivery if delivered by an express courier (with confirmation).  Any notice or other communication required or permitted hereunder shall be delivered to the following addresses and facsimile numbers:

if to the Company:

Alion Science and Technology Corporation
1750 Tysons Boulevard
Suite 1300
McLean, VA 22102
Facsimile: (703) 734-6901
Attention: General Counsel

with a copy to:

Holland & Knight LLP
1600 Tysons Boulevard

McLean, VA 22102

Facsimile: (703) 720-8610

Attention: David S. Cole, Esq.

if to the Warrant Agent:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, DE 19890

Facsimile: (302) 636-4145

Attention: Corporate Capital Markets

with a copy to:

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Facsimile:  (212) 841-1010

Attention: Bruce C. Bennett, Esq.

The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Section 6.06.  Governing Law.  The laws of the State of Delaware shall govern this Agreement and the Warrant Certificates.

Section 6.07.  Successors.  All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

Section 6.08.  Multiple Originals.  The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One (1) signed copy is enough to prove this Agreement.

Section 6.09.  Table of Contents.  The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 6.10.  Severability.  The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.

ALION SCIENCE AND TECHNOLOGY CORPORATION,

by
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as
Warrant Agent,

by	/s/
Name:
Title:

EXHIBIT A

[FORM OF FACE OF WARRANT CERTIFICATE]

[To be included on Global Certificates]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.

ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS (INCLUDING DRAG-ALONG AND FIRST OFFER RIGHTS) SPECIFIED IN THE WARRANT AGREEMENT (THE “WARRANT AGREEMENT”) DATED AS OF [      ], 2014 BETWEEN ALION SCIENCE AND TECHNOLOGY CORPORATION (THE “COMPANY”) AND WILMINGTON TRUST, NATIONAL ASSOCIATION, SOLELY IN ITS CAPACITY AS WARRANT AGENT. BY ACCEPTING DELIVERY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, ANY TRANSFEREE SHALL BE DEEMED TO HAVE AGREED TO BE BOUND BY THE WARRANT AGREEMENT AS IF THE TRANSFEREE HAD EXECUTED AND DELIVERED THE WARRANT AGREEMENT.

No. [ ]	Certificate for [ ] Warrants

WARRANTS TO PURCHASE COMMON STOCK OF
ALION SCIENCE AND TECHNOLOGY CORPORATION

THIS CERTIFIES THAT [                        ], or its registered assigns, is the registered holder of the number of Warrants set forth above (the “Warrants”).  Each Warrant entitles the holder thereof (the “Holder”), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from ALION SCIENCE AND TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”), [    ] shares of Common Stock, par value of $0.01 per share, of the Company (the “Common Stock”) at exercise price specified in the Warrant Agreement (as defined below) (the “Exercise Price”), or by Cashless Exercise referred to below.  This Warrant Certificate shall terminate and become void as of the close of business on [    ] 2024 (the “Expiration Date”) or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of [      ], 2014 (the “Warrant Agreement”), between the Company and Wilmington Trust, National Association (in such capacity, the “Warrant Agent”, which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof.  The Warrant Agreement is hereby incorporated herein by reference and made a part hereof.  Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement.  A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at 1100 North Market Street, Wilmington, DE 19890-1615, Attention: Corporate Capital Markets.

Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part (i) by presentation of this Warrant Certificate with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent or (ii) by Cashless Exercise.  Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose.  Payment by Cashless Exercise shall be made without the payment of cash by reducing the amount of Common Stock that would be obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (1) the number of shares of Common Stock for which such Warrant is exercisable as of the Exercise Date (if the Exercise Price were being paid in cash) and (2) a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Common Stock on the Exercise Date.

As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at the time specified in the Warrant Agreement; provided, however, that Holders will be able to exercise their Warrants only if (i) the exercise is pursuant to an effective registration statement under the Securities Act or (ii) the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933 and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside; provided further, however, that no Warrant shall be exercisable after Expiration Date.

In the event of a Liquidity Event, the Holder hereof will be entitled to receive upon exercise of the Warrants the kind and amount of shares of Capital Stock or other securities or other property as the Holder would have received had the Holder exercised its Warrants immediately prior to such Liquidity Event; provided, however, that in the event that, in connection with such Liquidity Event, consideration to holders of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive such cash distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such Liquidity Event, less the Exercise Price.

As provided in the Warrant Agreement, the number of shares of Common Stock issuable upon the exercise of the Warrants and the Exercise Price are subject to adjustment upon the happening of certain events.

If the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust (the “ESOP Trust”) proposes to sell all of the common stock of the Company owned by the ESOP Trust to a bona fide unaffiliated third party or parties on an arm’s length basis in a single transaction or series of related transactions for cash, the ESOP Trust will have the right on twenty (20) days notice to require the Holders to exercise all of their Warrants and to sell the shares underlying their Warrants that they obtain through their exercise, subject to certain limitations.

If a Holder proposes to transfer its Warrants to an unaffiliated third party, such Holder must first offer to Persons beneficially owning more than five percent (5%) of the Common Stock the option to purchase such Warrants on the same terms and conditions as provided in the proposed sale to such third party.  The right of first offer will remain open for a period of twenty two (22) days, following which the Company will have the option to acquire any remaining Warrants not purchased by such Holders.

Subject to the first offer right of beneficial owners of Common Stock representing more than five percent (5%) of the outstanding Common Stock, if a Holder or group of Holders acting in concert proposes to transfer a beneficial ownership in the Common Stock representing at least thirty percent (30%) of the outstanding Common Stock to an unaffiliated third party, other beneficial owners of the Common Stock shall have the right to include in such proposed sale a pro rata share of such other Holders’ interest in the Common Stock on the same terms and conditions as provided in the proposed sale to such third party.

Except in the case of a sale or issuance for which the Holders are entitled to receive an adjustment pursuant to ARTICLE IV of the Warrant Agreement, the Significant Holders shall have a preemptive right to purchase their pro rata share of all New Securities offered for sale by the Company.

The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 2.04 of the Warrant Agreement, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Common Stock.

Upon any partial exercise of the Warrants in certificated form, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised.  This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants.  No fractional shares of Common Stock will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

All shares of Common Stock issuable by the Company upon the exercise of the Warrants and payment therefor shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

The Holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

In connection with the issuance of the Warrants, the Company has issued to the Warrant Agent, for the benefit of the Holders, the Series A Preferred Stock.  Pursuant to the Warrant Agreement and the Series A Preferred Stock Certificate of Designation, the Warrant Agent, upon the direction of the Required Warrant Holders, is entitled to certain consent rights.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

ALION SCIENCE AND TECHNOLOGY CORPORATION,

by
Name:
Title:

by
Name:
Title:

DATED:

Countersigned:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Warrant Agent,

by
Authorized Signatory

FORM OF TRANSFER

(To Be Executed Upon Transfer of Warrant)

ALION SCIENCE AND TECHNOLOGY CORPORATION

FOR VALUE RECEIVED, the undersigned registered holder of this Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the rights and obligations of the undersigned under this Warrant Certificate, subject to the terms and conditions of the Warrant Agreement, with respect to the number of Warrants set forth below:

Name of Assignee(s)	Address	Social Security, EIN or other identifying number of assignee(s)	Number of Warrants

and does hereby irrevocably constitute and appoint the Company as the undersigned’s attorney to make such transfer on the register maintained by the Company for that purpose, with full power of substitution in the premises.

Each undersigned Assignee hereby (a) acknowledges that the Warrants being transferred to such Assignee are subject to the terms, conditions and limitations of both the Warrant Agreement and the Warrant Certificate and (b) agrees to join and be bound by the terms, conditions and limitations of the Warrant Certificate and the Warrant Agreement (a copy of which was provided to such Assignee) as if such Assignee was an original party thereto.

Date:

(5)
(Signature of Owner)		(Signature of Assignee)

(Street Address)		(Street Address)

(City), (State) (Zip Code)		(City), (State) (Zip Code)

Signature Guaranteed by:		Signature Guaranteed by:

(5)                                 The signature must correspond with the name as written upon the face of the within Warrant Certificate (or the the Depository participant in the case of book-entry Warrants) in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY(6)

The following increases or decreases in this Global Security:

Date of Exchange	Decrease in number of Warrants in this Global Security	Increase in number of Warrants in this Global Security	Number of Warrants in this Global Warrant Certificate following such change	Signature of authorized officer of Warrant Agent

(6)           To be included only if the Warrant is in global form.

EXHIBIT B

Stockholders’ Agreement

EXHIBIT C

Form of Election to Purchase Shares of Common Stock

FORM OF ELECTION TO PURCHASE SHARES OF COMMON STOCK
(to be executed only upon exercise of Warrants)

ALION SCIENCE AND TECHNOLOGY CORPORATION

The undersigned hereby irrevocably elects to exercise Warrants to acquire                      shares of Common Stock, par value $0.01 per share, of ALION SCIENCE AND TECHNOLOGY CORPORATION, at an exercise price per share of Common Stock of [      ], and otherwise on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to ALION SCIENCE AND TECHNOLOGY CORPORATION and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.  The Holder intends that payment of the Exercise Price shall be made as (check one):

“Cash Exercise”

“Cashless Exercise”

If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $                       to the Company in accordance with the terms of the Warrant Agreement.  Following this exercise, the Warrant shall be exercisable to purchase a total of                          shares of Common Stock.

The undersigned hereby acknowledges the restrictions on transfer of the Common Stock as set forth fully in the Warrant Agreement.  By accepting delivery of the Common Stock, any transferee shall be deemed to have agreed to be bound by the transfer restrictions contained in the Warrant Agreement as if the transferee had executed and delivered the Warrant Agreement and agrees to be bound, as applicable, by the terms of the Warrant Agreement and the Stockholders’ Agreement.

Date: ,		(7)
(Signature of Owner)

(Street Address)

(City), (State) (Zip Code)

Signature Guaranteed by:

(7)                                 The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

A new Warrant Certificate evidencing any outstanding Warrants evidenced by the within Warrant Certificate is to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

ANNEX A

Questionnaire

[To come]